Exhibit 24.1
POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Corporation”), do hereby nominate, constitute, and appoint David M. Foulkes, Ryan M. Gwillim, and Christopher F. Dekker, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and restitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2021, and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chief Executive Officer (Principal Executive Officer) and Director	/s/ DAVID M. FOULKES David M. Foulkes	February 16, 2022

Chairman of the Board and Director	/s/ NANCY E. COOPER Nancy E. Cooper	February 16, 2022

Director	/s/ DAVID C. EVERITT David C. Everitt	February 16, 2022

Director	/s/ REGINALD FILS-AIME Reginald Fils-Aime	February 16, 2022

Director	/s/ LAUREN PATRICIA FLAHERTY Lauren Patricia Flaherty	February 16, 2022

Director	/s/ JOSEPH W. MCCLANATHAN Joseph W. McClanathan	February 16, 2022

Director	/s/ DAVID V. SINGER David V. Singer	February 16, 2022

Director	/s/ JANE L. WARNER Jane L. Warner	February 16, 2022

Director	/s/ J. STEVEN WHISLER J. Steven Whisler	February 16, 2022

Director	/s/ ROGER J. WOOD Roger J. Wood	February 16, 2022

Director	/s/ MARYANN WRIGHT MaryAnn Wright	February 16, 2022